 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2015

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

801 Brickell Ave. Suite 900

Miami, Florida 33131

(Address of principal executive offices and zip code)

305-789-6677

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01 Other events

As of the end of our last fiscal quarter, July 31, 2015, the Company had a total of $1,051,594 in outstanding Convertible Notes and accrued interest thereon from seven different lenders. The notes gave the holders the ability to convert the debt to common shares in the Company at a substantial discount from the bid price of the stock at the time of conversion thereby depressing the value of the stock. Most of the Holders of these convertible notes which collectively comprised 83% of the July 31st outstanding balances, including the Shield note, Macallan Partners LLC, and Vis Vires Group, Inc., have agreed to settlements with the Company while the Company paid off the note with HGT Capital, LLC.

The Shield note holder has agreed to convert all of its outstanding debt equal to $600,000 (approximately $740,000 including accrued interest) into preferred stock in the Company pending the result of the Company's possible litigation with the three remaining Note Holders who are the subject of the Company's investigation explained below.

The remaining three ( LG Capital Funding LLC, Adar Bays, LLC and Union Capital, LLC ) are the subject of an investigation launched by the Company on September 4th as expressed on our 8K at the time. The result of that investigation is the CIVIL THEFT LETTER and supporting LEGAL OPINION attached to this communication today and sent by registered mail to all concerned on October 15th. The Company's Transfer Agent has received these communications as well. The previous CEO of the company, Mr. Larson Elmore, is included among the parties.

Mr. Hermann Burckhardt, current CEO of the company said : "The days of pushing this Company around are over. I am astonished by the lack of professionalism of the past CEO in running this Company. Toxic debt, or as they are better known as, Death Spiral Notes, have no place in our business. We have made our Transfer Agent aware of our position on this matter. The remaining Note Holders should be aware that the Company will pursue these matters vigorously. The CIVIL THEFT LETTER, along with the LEGAL OPINION, is self explanatory as to where we stand. As a Company, we always prefer to settle things in friendly terms but the days of being bullied are over and done with. We will be reaching out to other small public companies that may be in similar circumstances with these lenders to look for ways to help each other as well.”

“I want our shareholders to hear my words loud and clear. We are here for you. My goal as CEO is shareholder value, period. Over the last Quarter, our majority shareholder has added $227,000 to our cash position giving us liquidity as needed. That is very much appreciated and a testament to the commitment behind this company. Please read the attached to familiarize yourselves with the documents referred  to herein.”

CIVIL THEFT LETTER

The Funes Law Firm

Attorneys at Law

223 E. Flagler Street, Suite 606

Miami, FL 33131

T 305-731-2397 ● F 305 503-8557

info@funeslaw.com ● www.funeslaw.com

October 15, 2015

VIA E-MAIL AND CERTIFIED  U.S. MAIL

Joanna Garcia

Tomer Tal

New Venture Attorneys
101 Church Street, Suite 22

Los Gatos, California 95030

Joseph Lerman

Eli Allen Safdien

LG Capital Funding, LLC

1218 Union Street, Suite #2

 Brooklyn, NY 11225

Daniel Covill

Great Lakes Capital, LLC

112 W. Jefferson Blvd Suite 200
South Bend, Indiana 46601

Samuel Eisenberg

Goldy Greenfield

Ari Goldstein

Adar Bays, LLC

3411 Indian Creek Drive, Suite 403

Miami Beach, Florida 33140

Yakov Borenstein

Union Capital, LLC

338 Crown Street

Brooklyn, NY 11225

Jack Eversull

The Eversull Group

7229 Oakmont Drive

Frisco, Texas 75034

Larson Elmore

18195 Bakers Farm Road

Colorado Springs, CO 80908

Naton Wells, Sr.

Cicero Consulting Group

1858 Briarcliff Manor

New York, NY 10510

Re:

Civil Theft from Puget Technologies, Inc.; TBD In the Circuit Court of the 11th  Judicial Circuit in and for Miami-Dade County, FL

Ladies and Gentlemen:

Please be advised that this office represents Puget Technologies, Inc. (“PUGE”) with regard to its claim against all parties named above, for recovery of funds relating to your illegal and fraudulent collection  of funds, in connection to your participation in the Securities Purchase Agreements of PUGE’s Convertible notes made with Union Capital, LLC and Adar Bays, LLC.

Pursuant to Florida Statutes, Section 772.11, Civil Remedies for Criminal Practices, demand is hereby being made for damages under this statute in a treble damage amount. Under this section you have 30 days from the receipt of this letter to comply with this demand and be given a written release from further civil liability for the specific act of theft or exploitation covered herein.

Summary of the Facts

As you know, PUGE entered into the Securities Purchase Agreements (the “Agreements”) with Union Capital and Adair Bays.  The Agreements are convertible “death spiral” agreements which include the financing notes with the lenders given above.  Under Section 4(f), of page 8 of the Agreements, the “Funding Lockup,” clause, PUGE is not allowed to enter into other loans for 30 days.

However, on the same day, January 30, 2015, these lenders entered into both loans through the same attorneys (New Venture Attorneys) in violation of the contract they themselves wrote.  Furthermore, on January 28th, the same attorneys (New Venture Attorneys) represented LG Capital Funding in their loan with Puget.  In the first two loans Daniel Covill got paid $4,500.00 on each and on the third, Jack Eversull was paid a fee of $2,850.00.  Neither of them are registered brokers.

Civil Theft and Fraud

Florida Statues § 772.11, allows significant relief for the victims of civil theft and fraud while punishes the perpetrators by imposing significant fines, penalties, costs and attorney’s fees.  These loans are clearly fraudulent as they contained terms that put them in default from the beginning.  Note that there are substantial penalties for PUGE in these loans if PUGE defaults. By arranging a default on inception, the lenders could bring these penalties into play immediately.

All of the lenders, the attorneys, their agents their co-conspirators given above are responsible for these actions.  The huge commissions the lenders paid for these loans are evidence that the lenders knew they were involved in a transaction that was a fraud on the company and paid more to get these fraudulent terms.  Additionally, it appears that these lenders were acting in concert as they had common agents and documents.

Unlicensed Brokers

This factual case is easily solidified by the fact that the lenders paid huge commissions to unlicensed persons.

The factual case is made even stronger by the fact that these commissions were extortionate. This is evidence that the unlicensed brokers were paid excessive compensation for a transaction in which there was overreaching by the lender. In other words, the lender paid a huge commission, more than FINRA permits, because the lender knew that this was a transaction in which there were excessive profits due to fraud. The excessive commission is evidence of fraud and that the lender was well aware of the fraud.

State securities laws prohibit commissions to unlicensed brokers and the SEC has been pushing this issue as well. Blatant offenses under these laws could be subject to prosecution under both Federal and Florida law. This alone is ground for rescinding these transactions.

Securities Fraud, including 10b-5

Further, as these loans were securities, convertible securities, and to the extent they were used to convert into stock, these loans were fraudulent under numerous state and federal securities laws, including SEC Rule 10b-5 which gives a private right of action. These lenders can be sued by the company and its shareholders. Further, Puget Technologies has the right to rescind these conversions because they were void ad initio.

Damages

The company has been damaged by paying interest on the loans, by giving these lenders the conversion premium and by stock market price declines.

The company has the right to rescind, to cancel from the beginning a fraudulent transaction, and the company is entitled to any money paid for commissions, legal expenses and any other expenses.

Constructive Trust

Further, to the extent the lender made a profit on any sales that were the result of these loans, the company can ask the court to put a constructive trust on these profits with the company being the beneficiary of this constructive trust.

Punitive Damages

Punitive damages are clearly called for in unlawful and illegal transactions such as the ones here. This type of overreaching naturally is greatly disfavored.

Jurisdiction

While the note may provide for a specific state jurisdiction for governing law and litigation, if the notes are void from the beginning and are rescinded, then these provisions are null and void.

Demand

The amount of these notes converted to date aggregate to $56,357.29.  As provided in the statute, you have thirty (30) days to comply with this demand.  Failure to tender such payment will result in your liability for treble damages in the amount of $169,071.87.

We note that at the present time Adar Bays and Union are now acting in concert with New Venture Attorneys, using questionable and identical attorney opinions from New Venture Attorneys to attempt to convert into an additional 8.5% of Puget Technologies common stock and obtain unrestricted certificates.

Further, we demand that you immediately return any shares of Puget Technologies in your possession and cease conversions into Puget common stock.

In the event that you do not contact my office within thirty (30) days from the date of receipt of this letter, we have been instructed to take any and all action we deem necessary to protect the rights of our clients, including but not limited to institution of suit in the Circuit Court in and for Miami-Dade County, Florida, at which time we will seek the full amount of the damages as well as the award of all accrued interest, costs and attorney’s fees incurred in connection with the litigation.  Our clients prefer to resolve this matter on an amicable basis, however, that we leave up to you.

GOVERN YOURSELVES ACCORDINGLY,

                                                                                                                      _________________________

Alex D. Funes, Esq.

LEGAL OPINION

To: Hermann Burckhardt Chief Executive Officer Puget Technologies, Inc. From: John E. Lux, Esq. Date: October 14, 2015

Re: Recent conversion notices from convertible note holders

Dear Hermann:

Puget Technologies, Inc. (“Puget”) has just received two conversion notices for the conversion of convertible notes.

These notices are for a conversion into 4,381,245 common shares of Puget for Union Capital, LC and another notice from Adar Bays, LLC for the conversion into 4,197,901 common shares.

There are at present to my knowledge about 100 million shares of Common Stock of Puget currently outstanding.

If these shares to be issued to these two investors are aggregated, they will own 8,579,146  shares of Puget common stock, or  8.57%  of  the outstanding Puget common stock.

These notices are coming through one law firm at the same exact date with identical opinion letters.  As you have informed me that these conversions are a common response to your negotiations with these note holders whereby these note holders are attempting together to exert control over Puget by converting their notes at the same time.

As they are acting through the same law firm for a common purpose, it would appear to me that these note holders are acting in concert. Rule 144 provides clearly that the to me that these note holders are acting in concert.

Rule 144(3)(e )(vi) provides that "When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during  any three-month period shall be aggregated  for the purpose of determining the limitation on the amount of securities sold; . . . ."

In other words, when two or more persons agree to act in concert to sell securities, all securities sold by them during any three-month period are aggregated for the volume limitations.

We believe that the investors have overlooked the fact that their sales will be aggregated with sales of others with whom they are "acting in concert"

There are many fact situations where people would be acting in concert.   For example, two persons coordinating the timing of sales of their securities might be deemed to be acting in concert.   If both sellers' accounts were run by the same investment  advisor,  these  sellers  might  be  deemed  to  be  acting  in  concert.

Aggregation may also be required if the investor is "acting in concert" with other persons under Rule 144(e)(3)(vi).

Violating Rule 144 by selling restricted stock as free trading stock has severe penalties.

It is important to note here that according to Rule 144, non-affiliates also can be aggregated with other holders so they control enough stock to become affiliates.

I am therefore asking that you inform these noteholders, their brokers, their attorneys who wrote the 144 opinion letters, and the transfer agent that to the best of our knowledge these investors are acting in concert and, if so, their holdings would be aggregated under Rule 144. This would determine whether or not these investors are affiliates and therefore calculation of their volume restrictions. Together, these investors are asking to convert into over 8.5% of Puget common stock.

All the best,

John E. Lux

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

/s/ Hermann Burckhardt

Hermann Burckhardt

President and CEO

Date:  October 20, 2015